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Exhibit 5.5

CONSENT OF DANIEL LABINE

        In connection with the technical information attributed to the undersigned in the following reports or documents, each of which are incorporated by reference into the registration statement on Form F-10 (the "Form F-10") being filed by Rubicon Minerals Corporation (the "Company") with the United States Securities and Exchange Commission, the undersigned hereby consents to reference to my name, information relating to the Company's material change reports dated July 2, 2013 and February 14, 2014 which include references to my name in connection with information relating to construction and development of the Phoenix Gold Project.

/s/ DANIEL LABINE By: Daniel Labine
Date: March 3, 2014

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  Exhibit 5.5
CONSENT OF DANIEL LABINE